Exhibit 99.1

Contact:

David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
877-835-5279

CSX CORPORATION PURCHASES TENDERED CONVERTIBLE DEBENTURES

JACKSONVILLE, Fla., (Oct. 31, 2008) – CSX Corporation (NYSE: CSX) announced today that it was required to purchase only $8,000.00 aggregate principal amount at maturity of its Zero Coupon Convertible Debentures due October 30, 2021. CSX purchased each tendered debenture at its accreted value of $887.94 per $1,000 principal amount at maturity (approximately $7100 in the aggregate). As a result, approximately $31.5 million aggregate principal amount at maturity of the debentures remain outstanding.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.

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